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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2002

USA INTERACTIVE
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)
152 West 57th Street, New York, NY (Address of principal executive offices)	10019 (Zip Code)

Registrant's telephone number, including area code:
 (212) 314-7300

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

        On December 12, 2002, the Registrant issued a press release to announce that it has priced $750 million aggregate principal amount of 7% senior notes due 2013 in a private placement under Rule 144A in the United States and in accordance with Regulation S outside the United States. The full text of this press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c)
  Exhibits.

  99.1
  Press Release of USA Interactive dated December 12, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA INTERACTIVE
By:	/s/ DARA KHOSROWSHAHI Name: Dara Khosrowshahi Title: Executive Vice President and Chief Financial Officer

Date:    December 12, 2002

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of USA Interactive dated December 12, 2002.

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX